Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Contacts:	Craig W. Best
President and CEO
Peoples Financial Services Corp.
(570) 346-7741

PEOPLES FINANCIAL SERVICES CORP.

COMPLETES MERGER WITH

PENSECO FINANCIAL SERVICES CORPORATION

December 2, 2013 Scranton, PA — Craig W. Best, President and CEO of Peoples Financial Services Corp. (“Peoples”; OTCQB: PFIS) announced today the closing of its merger with Penseco Financial Services Corporation on November 30, 2013. Peoples also announced the merger of its subsidiary bank, Peoples Neighborhood Bank with Penn Security Bank and Trust Company on December 1, 2013. The combined bank will operate as Peoples Security Bank and Trust Company. Full integration of the banks is expected to be completed in April, 2014.

“We are excited to join together two strong and dynamic banks,” said Mr. Best. “We believe the combined company will create value for our shareholders and enable us to better serve our customers and communities.”

William E. Aubrey II, Chairman of the Board of Peoples and Peoples Security Bank and Trust Company added, “The new bank should play a major role in economic development in Northeastern Pennsylvania. During 2012, the banks collectively spent $8.5 million with local vendors and extended credit in the amount of $380 million to local residents and businesses.”

The combined company has approximately $1.6 billion in total assets, $1.3 billion in total deposits, $1.1 billion in total loans, and an expanded network of ATMs and 25 branches across northeast Pennsylvania and Broome County, New York. The new bank is the largest community bank headquartered in northeastern Pennsylvania and the 16th largest bank in the state.

William D. Hume, former Chairman of the Penseco Board added, “The bank’s name is changing but our employees are not. Our customers will continue to work with bankers who they know and trust. The merger of both banks represents an exciting opportunity to grow our business and expand our footprint.”

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Peoples Security Bank and Trust Company is the subsidiary of Peoples Financial Services Corp. and is headquartered in Scranton, Pennsylvania, and has 25 office locations in Lackawanna, Luzerne, Wayne, Monroe, Susquehanna and Wyoming counties in Pennsylvania and Broome County of Southern New York.

We make statements in this press release, and we may from time to time make other statements, regarding our outlook or expectations for future financial or operating results and/or other matters regarding or affecting Peoples Financial Services Corp., Peoples Security Bank and Trust Company, and its subsidiaries (collectively, “Peoples”) that are considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). Such forward-looking statements may be identified by the use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” “intend” and “potential.” For these statements, Peoples claims the protection of the safe harbor for forward-looking statements contained in the PSLRA.

Peoples cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: prevailing economic and political conditions, particularly in our market area; credit risk associated with our lending activities; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting Peoples’ operations, pricing, products and services and other factors that may be described in Peoples’ Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission (“SEC”) from time to time.

In addition to these risks, acquisitions and business combinations present risks other than those presented by the nature of the business acquired. Acquisitions and business combinations may be substantially more expensive to complete than originally anticipated, and the anticipated benefits may be significantly harder—or take longer—to achieve than expected. As regulated financial institutions, our pursuit of attractive acquisition and business combination opportunities could be negatively impacted by regulatory delays or other regulatory issues. Regulatory and/or legal issues related to the pre-acquisition operations of an acquired or combined business may cause reputational harm to Peoples following the acquisition or combination, and integration of the acquired or combined business with ours may result in additional future costs arising as a result of those issues.

The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, Peoples assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.